CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Matrix Advisors Funds Trust and to the use of our report dated August 27, 2025 on the financial statements and financial highlights of the Matrix Advisors Dividend Fund, a series of Matrix Advisors Funds Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registrations Statement.

                             /s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 23, 2025